For Immediate Release

U.S. Concrete Adds Three Aggregate Distribution Locations in New York Metropolitan Area

EULESS, Texas, October 21, 2014 – U.S. Concrete, Inc. (NASDAQ:USCR) announced today that its wholly owned subsidiary, Eastern Concrete Materials, Inc. ("Eastern"), acquired New York Sand and Stone, LLC ("NYSS") from Amboy Aggregates, a joint venture between Great Lakes Dredge and Dock Company, LLC, a wholly owned subsidiary of Great Lakes Dredge and Dock Corporation (NASDAQ: GLDD) and Ralph Clayton and Sons Materials, L.P. The acquisition includes the assignment of leases to operate two existing aggregate distribution terminals on the East River in Brooklyn, N.Y.

In a concurrent, separate transaction, U.S. Concrete, Inc. has entered into an exclusive sales and marketing agreement with Inwood Materials Terminal LLC, which includes a dock located in Inwood, N.Y., in Nassau County on the South Shore of western Long Island.

Eastern's ready-mixed concrete business is vertically integrated with aggregate production. The two NYSS aggregate terminals and the Inwood dock will allow for more efficient delivery of raw materials to Eastern's production facilities. These unique locations will also ease distribution of aggregate products to the large construction markets of New York City's five boroughs as well as Nassau and Suffolk counties on Long Island. Population growth, commercial construction and the need for repair of existing infrastructure have created high demand for building materials in this area.

U.S. Concrete President and Chief Executive Officer William J. Sandbrook said, "We take great pride in supporting and supplying this important region with a more sustainable approach to the distribution of aggregates and are excited about the ability of these strategic locations to efficiently service the metro New York market."

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About Eastern

Eastern Concrete Materials, Inc., a business unit of U.S. Concrete, Inc. (NASDAQ:USCR), operates 17 ready-mixed concrete plants in New Jersey and New York and is the largest supplier of ready-mixed concrete in the Northern New Jersey-New York City metropolitan area. The company also supplies sand, stone, and gravel from its four quarries in New Jersey to ready-mix, asphalt, government and contractor customers. Eastern's ready-mix product line, built on U.S. Concrete's EF Technology® platform of more sustainable concrete mix designs, includes a suite of proprietary and branded products to improve the appearance, productivity and performance of concrete work. The company's portfolio of projects includes the area's largest and tallest buildings, best-known monuments and biggest roadways and bridges. For more information about Eastern, visit www.eastern-concrete.com. About U.S. Concrete U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 118 standard ready-mixed concrete plants, 11 volumetric ready-mixed concrete facilities, and 10 producing aggregates facilities. During 2013, U.S. Concrete produced approximately 5.2 million cubic yards of ready-mixed concrete and approximately 3.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the stability of the business; ready-mix backlog; ability to maintain our cost structure; ability to maximize liquidity, monitor fixed costs, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q. # # # Company Contact: Matt Brown, SVP & CFO U.S. Concrete, Inc. 817-835-4105